Exhibit 25.2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                   13-5266470
                                (I.R.S. employer
                               identification no.)

399 Park Avenue, New York, New York                  10043
(Address of principal executive office)            (Zip Code)
                             -----------------------

                           NEWMONT MINING CORPORATION.
               (Exact name of obligor as specified in its charter)

         Delaware                                             13-1806811
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                           identification no.)




1700 Lincoln Street
Denver, Colorado                                              80203
(Address of principal executive offices)                    (Zip Code)

                            -------------------------

                               Shelf Registration
                       (Title of the indenture securities)


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

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Name                                                 Address
         ----                                                 -------
        Comptroller of the Currency                          Washington, D.C.

        Federal Reserve Bank of New York                     New York, NY
        33 Liberty Street
        New York, NY

        Federal Deposit Insurance Corporation                Washington, D.C.

         (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.


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

         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as December 31, 2000- attached)

         Exhibit 8 - Not applicable.

         Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 20th day of , July 2001.



                                 CITIBANK, N.A.

                                 By /s/Donna Marie White
                                   --------------------------------------------
                                   Donna Marie White
                                   Assistant Vice President


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



Charter No. 1461
Comptroller of the Currency
Northeastern District

REPORT OF CONDITION CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.




ASSETS                                                                                               Thousands of dollars
     Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin........................................  $   9,321,000
     Interest-bearing balances.................................................................     17,968,000
     Held-to-maturity securities ..............................................................              0
     Available-for-sale securities.............................................................     42,056,000
     Federal funds sold and securities purchased under agreements to resell....................      4,408,000
     Loans and lease financing receivables: Loans and Leases, net of unearned income ..........  $ 247,391,000
LESS: Allowance for loan and lease losses......................................................      4,590,000
     Loans and leases, net of unearned income, allowance, and reserve .........................    242,801,000
     Trading assets............................................................................     37,616,000
     Premises and fixed assets (including capitalized leases)..................................      4,063,000
     Other real estate owned...................................................................        315,000
     Investments in unconsolidated subsidiaries and associated companies.......................        974,000
     Customers' liability to this bank on acceptances outstanding .............................      1,388,000
     Intangible assets.........................................................................      5,914,000
     Other assets..............................................................................     15,282,000
TOTAL ASSETS...................................................................................  $ 382,106,000
LIABILITIES
     Deposits: In domestic offices.............................................................  $  57,389,000
     Noninterest- bearing......................................................................  $  17,484,000
     Interest- bearing.........................................................................     39,905,000
     In foreign offices, Edge and Agreement subsidiaries, and IBFs.............................    214,975,000
     Noninterest- bearing .....................................................................     13,977,000
     Interest- bearing.........................................................................    200,998,000
     Federal funds purchased and securities sold under agreements to repurchase................      6,851,000
     Demand notes issued to the U.S. Treasury..................................................              0
     Trading liabilities.......................................................................     26,803,000
     Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       With a remaining maturity of one year or less...........................................     15,184,000
       With a remaining maturity of more than one year through three years ....................      4,325,000
       With a remaining maturity of more than three years......................................      2,651,000
       Bank's liability on acceptances executed and outstanding................................      1,452,000
     Subordinated notes and debentures.........................................................      8,525,000
Other liabilities..............................................................................     16,740,000
TOTAL LIABILITIES..............................................................................  $ 354,895,000



(Table Cont'd)

EQUITY CAPITAL
     Perpetual preferred stock and related surplus.............................................              0
     Common stock..............................................................................  $     751,000
     Surplus ..................................................................................     11,354,000
     Undivided profits and capital reserves....................................................     15,903,000
     Net unrealized holding gains (losses) on available-for-sale securities....................         70,000
     Accumulated net gains (losses) on cash flow hedges........................................              0
     Cumulative foreign currency translation adjustments ......................................       (867,000)
TOTAL EQUITY CAPITAL...........................................................................  $  27,211,000
TOTAL LIABILITIES AND
EQUITY CAPITAL.................................................................................  $ 382,106,000



I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS


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